[LETTERHEAD of Letterhead of Kingery Crouse & Hohl P.A.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this
Registration Statement on Form SB-2/A of our report dated March 31, 2003, with respect to the financial statements of Competitive Companies, Inc., as of
December 31, 2002 and for the years ended December 31, 2002 and 2001 filed with the Securities and Exchange Commission.

/s/ KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
July 3, 2003